Exhibit 99.1

GENERAL RELEASE

1. Termination of Employment. Susan P. McGalla (“Executive”) acknowledges that her last day of employment with The Wet Seal, Inc. and any of its affiliates (the “Company”) was July 23, 2012 (the “Termination Date”).

2. Full Release. For (a) the consideration set forth in the Employment Agreement, by and between the Company and Executive, dated as of January 11, 2011 (the “Employment Agreement”), less applicable withholding taxes as required by Section 20.7 of the Employment Agreement, it being understood that the cash benefit of $1,637,260.30, thereof shall commence payment on February 1, 2013, and be payable as follows: one payment of $818,630.14 on February 1, 2013, and six payments of $136,438.36 on the first business day of the months of March 2013 through August 2013, and that the vesting of 250,000 Restricted Shares and 360,000 Option Shares, as those terms are defined in the Employment Agreement, as provided in Section 5.2(b)(iii) shall occur on the first business day after this release becomes irrevocable, and Executive shall have until January 23, 2013 to exercise the vested Option Shares, (b) additional cash consideration in the amount of $100,000, less applicable withholding taxes, to be paid by the Company on the first payroll date following the date this Release becomes irrevocable (which, for the avoidance of doubt must occur, if at all, prior to November 26, 2012), and (c) for other fair and valuable consideration therefor, Executive, for herself, her heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby fully releases and discharges the Company, its parents, subsidiaries, affiliates, insurers, successors, and assigns, and their respective officers, directors, employees, and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Company Entities”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, from the beginning of time through the date of this Release, against the Company Entities arising out of or in any way related to Executive’s employment or termination of her employment, including without limitation, any claims of disparagement or defamation; provided, however, that this shall not be a release with respect to any amounts and benefits owed to Executive pursuant to the Employment Agreement upon termination of employment, employee benefit plans of the Company, or Executive’s right to indemnification as provided in Section 17 of the Employment Agreement.

3. Waiver of Rights Under Other Statutes. Executive understands that this Release waives all claims and rights Executive may have under certain federal, state and local statutory and regulatory laws, as each may be amended from time to time, including but not limited to, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act) (“ADEA”), Title VII of the Civil Rights Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act, the California Family Rights Act, California law regarding Relocations, Terminations, and Mass Layoffs, the California Labor Code; and all other statutes, regulations, common law, and other laws in any and all jurisdictions (including, but not limited to, California) that in any way relate to Executive’s employment or the termination of her employment.

4. Informed and Voluntary Signature. No promise or inducement has been made other than those set forth in this Release. This Release is executed by Executive without reliance on any representation by Company or any of its agents. Executive states that she is fully competent to manage her business affairs and understands that she may be waiving legal rights by signing this Release. Executive hereby acknowledges that she has carefully read this Release and has had the opportunity to thoroughly discuss the terms of this Release with legal counsel of her choosing. Executive hereby acknowledges that she fully understands the terms of this Release and its final and binding effect and that she affixes her signature hereto voluntarily and of her own free will.

5. Waiver of Rights Under the Age Discrimination Act. Executive understands that this Release waives all of her claims and rights under the ADEA. The waiver of Executive’s rights under the ADEA does not extend to claims or rights that might arise after the date this Release is executed. The monies to be paid to Executive are in addition to any sums to which Executive would be entitled without signing this Release. For a period of seven (7) days following execution of this Release, Executive may revoke the terms of this Release by a written document received by the Chief Financial Officer of the Company no later than 11:59 p.m. of the seventh day following Executive’s execution of this Release. The Release will not be effective until said revocation period has expired. Executive acknowledges that she has been given up to twenty-one (21) days to decide whether to sign this Release. Executive has been advised to consult with an attorney prior to executing this Release and has been given a full and fair opportunity to do so.

6. Waiver Of Civil Code Section 1542. It is the intention of the parties in signing this Release that it should be effective as a bar to each and every claim, demand and cause of action stated above. In furtherance of this intention, Executive hereby expressly waives any and all rights and benefits conferred upon Executive by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action referred to above. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

7. Miscellaneous.

(a) This Release shall be governed in all respects by the laws of the State of California without regard to the principles of conflict of law.

(b) In the event that any one or more of the provisions of this Release is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Release is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

(c) This Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) The paragraph headings used in this Release are included solely for convenience and shall not affect or be used in connection with the interpretation of this Release.

(e) This Release and the Employment Agreement represent the entire agreement between the parties with respect to the subject matter hereto and may not be amended except in a writing signed by the Company and Executive. If any dispute should arise under this Release, it shall be settled in accordance with the terms of Section 19 of the Employment Agreement.

(f) This Release shall be binding on the executors, heirs, administrators, successors and assigns of Executive and the successors and assigns of Company and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Company Entities and the Releasors.

IN WITNESS WHEREOF, the parties hereto have executed this Release on November 5, 2012.

THE WET SEAL, INC.

By:	/s/ Steven H. Benrubi
Name: Steven H. Benrubi Title: EVP - CFO

/s/ Susan P. McGalla
Susan P. McGalla